Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-265252) of PropertyGuru Group Limited of our report dated March 15, 2023 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Singapore
April 24, 2023